Exhibit 99.12

Baylake Corp.

IMPORTANT SPECIAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 8:00 a.m., Central Time, on April 12, 2016.

Vote by Internet

- Go to **www.investorvote.com/BYLK**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

Proposal	For	Against	Abstain
1. Merger - To authorize, approve and adopt the Agreement and Plan of Merger, by and between Baylake Corp. ("Baylake") and Nicolet Bankshares, Inc. ("Nicolet"), pursuant to which Baylake will merge with and into Nicolet, and the transactions contemplated by the merger agreement. The terms of the merger are more particularly described in the Proxy Materials.	☐	☐	☐
2. Non-Binding Vote on Compensation - To vote, on a non-binding advisory resolution, to approve compensation that may become payable to Robert J. Cera in connection with the merger.	☐	☐	☐
3. Adjournment - To adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian, or custodian please indicate the capacity in which you are acting. Please mark, date and sign the proxy, then return it in the enclosed return-addressed envelope. No postage is necessary. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person. Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 2 7 3 2 7 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02A1OB

. FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 12, 2016 The undersigned shareholder of Baylake Corp. ("Baylake") hereby appoints Robert W. Agnew, Chairman of Baylake, and Robert J. Cera, President and Chief Executive Officer of Baylake, or each of them, as proxies with full power of substitution, to vote all shares of common stock of Baylake which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the "Special Meeting") on April 12, 2016, to be held at Stone Harbor Resort & Conference Center, 107 North First Avenue, Sturgeon Bay, WI 54235, at 6:00 p.m. local time, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Special Meeting and the joint proxy statement-prospectus relating to the Special Meeting (collectively, as each may be revised or supplemented from time to time, the "Proxy Materials"), receipt of which is hereby acknowledged. When this proxy is properly executed and not revoked, the shares it represents will be voted at the Special Meeting in accordance with the choices specified below and in the discretion of the proxy holders on all other matters properly coming before the Special Meeting. The Board of Directors recommends a vote FOR Proposal One, FOR Proposal Two, and FOR Proposal Three. If no choice is specified and this proxy is properly executed and not revoked, this proxy will be voted FOR Proposal One, FOR Proposal Two, and FOR Proposal Three. Proxy - Baylake Corp. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q